Center Bancorp, Inc. Investor Inquiries: Anthony C. Weagley, President & Chief Executive Officer (908) 206-2886 Joseph Gangemi (908) 206-2863

Center Bancorp, Inc. Completes Common Stock Offerings

UNION, N.J., Sept. 28, 2010 (GLOBE NEWSWIRE) -- Center Bancorp, Inc.(Nasdaq:CNBC) (the "Corporation" or "Center"), parent company of Union Center National Bank, today announced that its common stock offerings were completed yesterday.  Center sold an aggregate of 1,715,000 shares of its common stock under Center's previously filed shelf registration statement, which was declared effective by the Securities and Exchange Commission on May 5, 2010.

Center sold through Stifel, Nicolaus & Company, Incorporated, as underwriter, 1,430,000 shares of common stock at a price of $7.00 per share, with underwriting discounts and commissions of $0.39 per share, for gross proceeds from this offering of $10,010,000.  Center also sold 285,000 shares of common stock directly to certain of Center's directors at a price of $7.50 per share, for gross proceeds from this offering of $2,137,500.

About Center Bancorp

Center Bancorp, Inc. is a bank holding company which operates Union Center National Bank, its main subsidiary. Chartered in 1923, Union Center National Bank is one of the oldest national banks headquartered in the state of New Jersey and currently the largest commercial bank headquartered in Union County. Its primary market niche is its commercial banking business. The Bank focuses its lending activities on commercial lending to small and medium sized businesses, real estate developers and high net worth individuals.

The Bank, through its Private Wealth Management Division which includes its wholly owned subsidiary, Center Financial Group LLC, provides financial services, including brokerage services, insurance and annuities and mutual funds.

The Bank currently operates 13 banking locations in Union and Morris counties in New Jersey. Banking centers are located in Union Township (6 locations), Berkeley Heights, Boonton/Mountain Lakes, Madison, Millburn/Vauxhall, Morristown, Springfield, and Summit, New Jersey. The Bank also operates remote ATM locations in the Chatham and Madison New Jersey Transit train stations, and the Boys and Girls Club of Union.

While the Bank's primary market area is comprised of Morris and Union Counties, New Jersey, the Corporation has expanded to northern and central New Jersey. At June 30, 2010, the Corporation had total assets of $1.2 billion, total deposit funding sources, which includes overnight repurchase agreements, of $845.1 million and stockholders' equity of $107.4 million. For further information regarding Center Bancorp, Inc., visit our web site at http://www.centerbancorp.com or call (800)-862-3683. For information regarding Union Center National Bank, visit our web site at http://www.ucnb.com.

Forward-Looking Statements

All non-historical statements in this press release (including statements regarding future performance, future results, future market and economic conditions, profitable growth, economic recovery and future core deposits) constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may use such forward-looking terminology such as "expect," "look," "believe," "plan," "anticipate," "may," "will" or similar statements or variations of such terms or otherwise express views concerning trends and the future. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the direction of interest rates, continued levels of loan quality and origination volume, continued relationships with major customers including sources for loans, as well as the effects of international, national, regional and local economic conditions and legal and regulatory barriers and structure, including those relating to the current global financial crisis and the deregulation of the financial services industry, and other risks cited in the Corporation's most recent Annual Report on Form 10-K and other reports filed by the Corporation with the Securities and Exchange Commission. Actual results may differ materially from such forward-looking statements. Center Bancorp, Inc. assumes no obligation for updating any such forward-looking statement at any time.